                                                                   EXHIBIT 10.40

                                LEASE AMENDMENT

This document amends the Lease Agreement dated November 14, 1996 and amended November 24, 1997, March 27, 1998, June 4, 1998, July 21, 1998 November 20, 1998
and March 18, 1999 by and between Blue Lake Partners, Ltd. ("Landlord"), and McAfee Software, Inc., a Delaware Corporation ("Tenant"), for the Premises located at 4099 McEwen, Suites 405, 500, 620, 660, 700, 850 and 800, and
4101 McEwen, Suites 100, 270 and 300 Dallas, Texas 75244 as follows:

BASIC LEASE PROVISION NO. 2 "PREMISES"

Effective August 1, 1999, Tenant shall lease Suite #800 in the 4101 McEwen Building containing 15,669 rentable square feet, and effective February 1, 2000, lease Suite #700 in the 4101 McEwen Building containing 15,949 rentable square feet hereinafter "Expansion Spaces" (for a total expansion of 31,618 rentable square feet) within The Centre office complex while maintaining all its then current space at 4099 and 4101 McEwen. Tenant's amended square footage will total 112,130 rentable square feet for both Buildings. The Expansion Spaces (4101 McEwen, Suites 700 and 800) are further defined and delineated on the attached Exhibits "A-9" and "A-10" respectively.

BASIC LEASE PROVISION NO. 3 "BASIC RENT"

Effective August 1, 1999, Tenant's Basic Monthly Rent shall adjust as follows:


             Term                                Monthly Rent
             ----                                ------------
     August 1, 1999 thru January 31, 2000        $144,425.00
     February 1, 2000 thru January 31, 2002      $173,000.00
     Feb. 1, 2002 thru Feb. 17, 2003             $177,628.00


BASIC LEASE PROVISION NO. 4 "TENANT'S PRO RATE SHARE"

Effective August 1, 1999, Tenant's proportionate share of the 4099 McEwen Building shall be unchanged at 46.16% for all purposes under this Lease. Tenant's proportionate share of the 4101 McEwen Building shall be amended to 31.40% for all purposes under this Lease. Effective February 1, 2000, contemporaneously with the expansion into Suite 700, Tenant's proportionate share for 4101 McEwen shall be amended to 44.23%. Notwithstanding "Tenant's
Pro Rata Share", at the option of Tenant, shall be amended subsequently pursuant to the Reduction Option set forth herein.

BASIC LEASE PROVISION NO.'S 5&6 "OPERATING EXPENSE STOP"

Effective August 1, 1999, the Expense Stop for the Expansion Spaces shall be set at an amount equal to the sum of the actual grossed up operating expenses for 1999, expressed as a function of 124,326 rentable square feet for the 4101 McEwen Building.


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
BASIC LEASE PROVISION NO. 7 "TERM"

Effective August 1, 1999, the Lease Term for the expansion space at 4101 McEwen, Suite #800 shall be forty-two and one-half (42 1/2) months and the Lease Term for 4101 McEwen, Suite #700 shall be thirty-six and one-half (36 1/2) months for an expiration date coterminous with Tenant's existing space of February 17, 2003.

BASIC LEASE PROVISION NO. 11 "TENANT'S BROKER"

Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

REDUCTION OPTION

Upon full occupancy of the seventh (7th) floor of 4101 McEwen, Tenant shall have sixty (60) days to notify Landlord in writing that it elects to vacate Suite 270 at 4101 McEwen (3,663/RSF) and Suite 660 at 4099 McEwen (1,775/RSF). If such notice is received within the period stipulated herein, the Base Rent and Tenant's Pro Rata Share shall be adjusted downward based on the rate per square foot of such space at its initial leasing and shall become effective 30 days after Tenant's notice to Landlord and Tenant's vacating such suite(s). Additionally, an amendment shall be submitted to Tenant which addresses the economic terms of the Lease affected in the vacating of either suite and the termination of same. Failure of Tenant to submit notice within the sixty (60) day period shall be deemed an acceptance by Tenant of such space for the remainder of the Lease Term.

RIGHT OF FIRST REFUSAL

Notwithstanding herein to the contrary, Tenant shall have a Right of First Refusal on the 5th floor of 4101 McEwen on the same terms and conditions specified in Rider No. 3.

OTHER SPACE

The Expansion Spaces are currently under lease to Unisource Worldwide. In the event Landlord is unable to successfully terminate the lease with Unisource Worldwide for such Expansion Spaces and the Condition Precedent has been exercised, then Tenant, may upon written notice to Landlord, lease any available space on the 5th floor of 4101 McEwen at the same terms and conditions set for the herein above except as may be adjusted based on the actual size of the available space and a pro-ration of the Finish Allowance. Additionally, in such event, Landlord shall provide Tenant a Right of First Refusal on the 7th and 8th floors of 4101 McEwen.

TEMPORARY SPACE

In the event there is any delay in delivering possession to Tenant Suite 800 of the Expansion Space beyond August 1, 1999, Tenant may utilize available space on the 5th floor under the terms of a temporary agreement. The agreement will be similar to that used for Suite 200 at 4099 McEwen.

CONDITION PRECEDENT

If Landlord is unable to provide Tenant possession of Suite 700 or Suite 800 at 4101 McEwen on or before August 1, 1999 and February 1, 2000 respectively, the Lease and the rental obligation for each should be delayed accordingly. If delivery is not made within 120 days of the full execution of this Amendment, Tenant has the right to terminate leasing of the specific space which is unavailable.


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
EXHIBIT "D"

Exhibit D, Work Letter, Plans Agreed Upon/Finish Allowance, paragraph 2.1, shall be amended such that Landlord shall provide an allowance up to $79,745 for Suite 700 and $76,151 for Suite 800 at 4101 McEwen (The "Finish Allowance"). Tenant acknowledges that Landlord has satisfactorily completed all of Landlord's work and all tenant improvements called for by or under all prior Exhibit "D" construction plans and specifications to the Lease and any Amendments, and the only work to be performed by Landlord is under this Amendment, except for the Suite 800 at 4099 McEwen. Tenant Improvements shall be constructed in accordance with Exhibit D.

RIDER NO. 2 "RENEWAL OPTION"

This Expansion Space (4101 McEwen, Suite #700 and #800) shall be subject to the same renewal option as the existing premises.

Submission of this instrument for examination or signature by Tenant is not effective until execution by and delivery to both Landlord and Tenant.

All other terms and conditions shall remain the same and in full force and effect.

EXECUTED the 3rd day of June, 1999.

                        LANDLORD: Blue Lake Partners, Ltd.

                        By: SF Realty, Inc. Its General Partner

                        By: /s/ MARK HARRISON
                           --------------------------------
                           Mark Harrison, Leasing Manager

                        TENANT: McAfee Software, Inc.
                                (a Delaware Corporation)

                        By: /s/ PRABHAT GOYAL
                           --------------------------------
                           Prabhat Goyal, CFO


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
                                  EXHIBIT "A-7"


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
                                  EXHIBIT "A-8"

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